Exhibit 99.1

Finish Line Reports Third Quarter Fiscal Year 2016 Results
Company Announces CEO Transition Plan, Store Profitability Improvement, and 11% Quarterly Dividend Increase; Revises Full Year Guidance

INDIANAPOLIS, January 7, 2016 – The Finish Line, Inc. (NASDAQ: FINL) today reported results for the thirteen weeks ended November 28, 2015.

For the thirteen weeks ended November 28, 2015:

●	Consolidated net sales were $382.1 million, a decrease of 3.5% over the prior year period.

●	Finish Line comparable store sales decreased 5.8%.

●	Diluted loss per share was $(0.49).

“Our third quarter performance was severely impacted by a disruption in our supply chain following the implementation of our new warehouse and order management system,” said Glenn Lyon, Chairman and Chief Executive Officer of Finish Line. “Specifically, in October, we began experiencing issues flowing fresh inventory into our stores as well as fulfilling online orders as the new system was unable to process freight at volumes necessary to support our sales plans. We worked quickly to address the disruption in our system and improve our operating capabilities, increasing technical and operational resources including third party experts. We have achieved a pickup in sales trends as the quantity and quality of our inventory improved in recent weeks. Fourth quarter-to-date comps for Finish Line, which include the fiscal month of December ended January 2, 2016, were up 6.2%. We anticipate that we’ll return to a stable operating environment during the first quarter and we will start leveraging the multiple benefits from our supply chain system enhancements,” he added.

The company estimates that the total impact of the supply chain disruptions on third quarter bottom line was a loss of $0.42 per share, which includes $32 million in lost sales combined with margin pressures and additional SG&A expenses to correct the issues and improve operating capabilities.

Balance Sheet

As of November 28, 2015, consolidated merchandise inventories increased 4.0% to $414.6 million compared to $398.6 million as of November 29, 2014. The increase in inventories was driven by a substantial increase in receipts during the last week of the quarter. This was partially offset by an average inventory decline of 14% throughout the quarter as the result of the supply chain disruptions.

The company repurchased 500,000 shares of common stock in the third quarter, totaling $9.7 million. The company has 4.3 million shares remaining on its current Board authorized repurchase program.

As of November 28, 2015, the company had no interest-bearing debt and $55.3 million in cash and cash equivalents.

CEO Succession Plan

In a separate release issued today, the company announced that Sam Sato, currently President of Finish Line, will succeed Glenn Lyon as Chief Executive Officer effective February 28, 2016 and will report directly to the board of directors. Mr. Lyon will continue to serve as Executive Chairman of the Board through December 31, 2016 before transitioning to the role of non-Executive Chairman of the Board beginning January 1, 2017.

Store Profitability Improvement

The company also announced today that it will improve the profitability of its store fleet by closing up to 150 stores, or 25% of its store base, over the next four years. These stores produce average annual sales of approximately $1 million, a portion of which the company expects to recapture at nearby locations and through its digital sites. The company expects the store closures to generate a 100 basis point improvement in store contribution margins.

Quarterly Cash Dividend Increased 11%

The board of directors has declared a quarterly cash dividend of $0.10 per share of outstanding common stock. This represents a $0.01 per share, or 11%, increase over the previous dividend paid by the company. The quarterly cash dividend will be payable on March 14, 2016 to shareholders of record as of February 26, 2016.

Lyon continued, “We are rigorously looking at all opportunities to strengthen every component of this enterprise. We are confident that the transformational changes we are making will positively impact our customer connections and lead to increased earnings power and greater shareholder returns for years to come.”

Outlook

For the fiscal year ending February 27, 2016, the company now expects Finish Line comparable store sales to be up low-single digits and non-GAAP diluted earnings per share to be between $1.18 and $1.23.

For the fourth quarter ending February 27, 2016, the company expects Finish Line comparable store sales to be up in the low-single to mid-single digit range and non-GAAP diluted earnings per share between $0.78 and $0.83.

Q3 Fiscal 2016 Conference Call Today, January 7, 2016 at 8:30 a.m.

The company will host a conference call for investors today, January 7, 2016, at 8:30 a.m. Eastern. To participate in the live conference call, dial 866-923-8645 (U.S. and Canada) or 660-422-4970 (International), conference ID #93848733. The live conference call will also be accessible online at www.finishline.com. A replay of the conference call can be accessed approximately two hours following the completion of the call by dialing 855-859-2056, conference ID #93848733. This recording will be made available through Sunday, February 7, 2016. The replay will also be accessible online at www.finishline.com.

Disclosure Regarding Non-GAAP Measures

This report refers to certain financial measures that are identified as non-GAAP. The company believes that these non-GAAP measures including selling, general, and administrative expenses, operating (loss) income, income tax (benefit) expense, net (loss) income attributable to The Finish Line, Inc., and diluted (loss) earnings per share attributable to The Finish Line, Inc. shareholders, are helpful to investors because they allow for a more direct comparison of the company’s year-over-year performance and are useful in assessing the company’s progress in achieving its long-term financial objectives. This supplemental information should not be considered in isolation or as a substitute for the related GAAP measures. A reconciliation of the non-GAAP measures to the comparable GAAP measures can be found in the company’s Form 8-K filed with the Securities and Exchange Commission with this release.

About The Finish Line, Inc.

The Finish Line, Inc. is a premium retailer of athletic shoes, apparel, and accessories. Headquartered in Indianapolis, Finish Line has approximately 1,010 Finish Line branded locations primarily in U.S. malls and shops inside Macy’s department stores and employs more than 14,000 sneakerologists who help customers every day connect with their sport, their life, and their style. Online shopping is available at www.finishline.com and www.macys.com. Mobile shopping is available at m.finishline.com. Follow Finish Line on Twitter at Twitter.com/FinishLine or Twitter.com/FinishLineNews and “like” Finish Line on Facebook at Facebook.com/FinishLine. Track loyalty points and find store and product information with the free Finish Line app downloadable for iOS and Android customers.

Finish Line also operates the Running Specialty Group. This includes 73 specialty running stores in 16 states and the District of Columbia under JackRabbit, The Running Company, Run On!, Blue Mile, Boulder Running Company, Roncker’s Running Spot, Running Fit, VA Runner, Capital RunWalk, Richmond  RoadRunner, Garry Gribble’s Running Sports, Run Colorado, Raleigh Running Outfitters, Striders, and Indiana Running Company banners. More information is available at www.jackrabbit.com or www.boulderrunningcompany.com. Follow the latest about the brand on Twitter or Instagram via @JackRabbitNYC.

Forward-Looking Statements

This news release includes statements that are or may be considered “forward-looking” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by the use of words or phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “outlook,” “potential,” “optimistic,” “confidence,” “continue,” “evolve,” “expand,” “growth,” or words and phrases of similar meaning. Statements that describe objectives, plans, or goals also are forward-looking statements.

All of these forward-looking statements are subject to risks, management assumptions, and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. The principal risk factors that could cause actual performance and future actions to differ materially from the forward-looking statements include, but are not limited to, the company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor); the availability and timely receipt of products; the ability to timely fulfill and ship products to customers; fluctuations in oil prices causing changes in gasoline and energy prices, resulting in changes in consumer spending as well as increases in utility, freight, and product costs; product demand and market acceptance risks; deterioration of macro-economic and business conditions; the inability to locate and obtain or retain acceptable lease terms for the company’s stores; the effect of competitive products and pricing; loss of key employees; execution of strategic growth initiatives (including actual and potential mergers and acquisitions and other components of the company’s capital allocation strategy); cybersecurity risks, including breach of customer data; a major failure of technology and information systems; and the other risks detailed in the company’s Securities and Exchange Commission filings. Readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements included herein are made only as of the date of this report and Finish Line undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

	The Finish Line, Inc. Consolidated Statements of Operations (Unaudited) (In thousands, except per share and store/shop data)
	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	November 28, 2015	November 29, 2014	November 28, 2015	November 29, 2014
Net sales	$382,090	$395,828	$1,308,634	$1,269,239
Cost of sales (including occupancy costs)	293,574	284,074	921,935	873,485
Gross profit	88,516	111,754	386,699	395,754
Selling, general, and administrative expenses	125,019	114,923	359,080	335,701
Impairment charges and store closing costs	181	462	509	3,155
Operating (loss) income	(36,684)	(3,631)	27,110	56,898
Interest (expense) income, net	(3)	—	(4)	6
(Loss) income before income taxes	(36,687)	(3,631)	27,106	56,904
Income tax (benefit) expense	(14,852)	(6,126)	9,346	17,595
Net (loss) income	(21,835)	2,495	17,760	39,309
Net loss attributable to redeemable noncontrolling interest	—	83	96	1,861
Net (loss) income attributable to The Finish Line, Inc.	$(21,835)	$2,578	$17,856	$41,170
Diluted (loss) earnings per share attributable to The Finish Line, Inc. shareholders	$(0.49)	$0.05	$0.39	$0.85
Diluted weighted average shares	44,542	47,478	45,211	48,013
Dividends declared per share	$0.09	$0.08	$0.27	$0.24

Finish Line store activity for the period:
Beginning of period	620	647	637	645
Opened	3	2	8	9
Closed	(6)	(7)	(28)	(12)
End of period	617	642	617	642
Square feet at end of period			3,390,971	3,492,050
Average square feet per store			5,496	5,439
Branded shops within department stores activity for the period:
Beginning of period	394	370	395	185
Opened	1	27	1	213
Closed	(1)	—	(2)	(1)
End of period	394	397	394	397
Square feet at end of period			478,134	406,063
Average square feet per shop			1,214	1,023
Running Specialty store activity for the period:
Beginning of period	76	58	71	48
Acquired	—	7	4	15
Opened	—	1	1	3
Closed	(2)	—	(2)	—
End of period	74	66	74	66
Square feet at end of period			271,761	234,162
Average square feet per store			3,672	3,548

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	November 28, 2015	November 29, 2014	November 28, 2015	November 29, 2014
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales (including occupancy costs)	76.8	71.8	70.5	68.8
Gross profit	23.2	28.2	29.5	31.2
Selling, general, and administrative expenses	32.8	29.0	27.4	26.5
Impairment charges and store closing costs	—	0.1	—	0.2
Operating (loss) income	(9.6)	(0.9)	2.1	4.5
Interest (expense) income, net	—	—	—	—
(Loss) income before income taxes	(9.6)	(0.9)	2.1	4.5
Income tax (benefit) expense	(3.9)	(1.5)	0.7	1.4
Net (loss) income	(5.7)	0.6	1.4	3.1
Net loss attributable to redeemable noncontrolling interest	—	0.1	—	0.1
Net (loss) income attributable to The Finish Line, Inc.	(5.7)%	0.7%	1.4%	3.2%

	Condensed Consolidated Balance Sheets
	November 28, 2015	November 29, 2014	February 28, 2015
	(Unaudited)	(Unaudited)
ASSETS
Cash and cash equivalents	$55,273	$85,426	$149,569
Merchandise inventories, net	414,626	398,615	343,403
Other current assets	75,099	44,384	37,685
Property and equipment, net	282,082	256,262	274,360
Goodwill	44,029	32,902	34,719
Other assets, net	8,667	9,017	10,119
Total assets	$879,776	$826,606	$849,855
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$257,898	$209,049	$197,497
Deferred credits from landlords	32,390	29,507	29,143
Other long-term liabilities	31,899	20,625	33,481
Redeemable noncontrolling interest, net	—	480	90
Shareholders’ equity	557,589	566,945	589,644
Total liabilities and shareholders’ equity	$879,776	$826,606	$849,855

Reconciliation of Selling, General, and Administrative Expenses, GAAP to
Selling, General, and Administrative Expenses, Non-GAAP (Unaudited)
(In thousands)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	November 28, 2015		November 29, 2014		November 28, 2015		November 29, 2014
Selling, general, and administrative expenses, GAAP	$125,019	32.8%	$114,923	29.0%	$359,080	27.4%	$335,701	26.5%
Employee resignation costs	—	—	(842)	(0.2)	—	—	(842)	(0.1)
Selling, general, and administrative expenses, Non-GAAP	$125,019	32.8%	$114,081	28.8%	$359,080	27.4%	$334,859	26.4%

Reconciliation of Operating (Loss) Income, GAAP to Operating (Loss) Income, Non-GAAP (Unaudited)
(In thousands)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	November 28, 2015		November 29, 2014		November 28, 2015		November 29, 2014
Operating (loss) income, GAAP	$(36,684)	(9.6)%	$(3,631)	(0.9)%	$27,110	2.1%	$56,898	4.5%
Impairment charges and store closing costs	181	—	462	0.1	509	—	3,155	0.2
Employee resignation costs	—	—	842	0.2	—	—	842	0.1
Operating (loss) income, Non-GAAP	$(36,503)	(9.6)%	$(2,327)	(0.6)%	$27,619	2.1%	$60,895	4.8%

Reconciliation of Income Tax (Benefit) Expense, GAAP to Income Tax (Benefit) Expense, Non-GAAP (Unaudited)
(In thousands)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	November 28, 2015		November 29, 2014		November 28, 2015		November 29, 2014
Income tax (benefit) expense, GAAP	$(14,852)	(3.9)%	$(6,126)	(1.5)%	$9,346	0.7%	$17,595	1.4%
Tax effect of:
Impairment charges and store closing costs	70	—	178	—	196	—	1,215	0.1
Employee resignation costs	—	—	324	0.1	—	—	324	—
One-time tax benefit	—	—	4,313	1.1	—	—	4,313	0.3
Income tax (benefit) expense, Non-GAAP	$(14,782)	(3.9)%	$(1,311)	(0.3)%	$9,542	0.7%	$23,447	1.8%

Reconciliation of Net (Loss) Income Attributable to The Finish Line, Inc., GAAP to
Net (Loss) Income Attributable to The Finish Line, Inc., Non-GAAP (Unaudited)
(In thousands)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	November 28, 2015		November 29, 2014		November 28, 2015		November 29, 2014
Net (loss) income attributable to The Finish Line, Inc., GAAP	$(21,835)	(5.7)%	$2,578	0.7%	$17,856	1.4%	$41,170	3.2%
Impairment charges and store closing costs, net of income taxes and redeemable noncontrolling interest	111	—	284	0.1	313	—	1,884	0.1
Employee resignation costs, net of income taxes	—	—	518	0.1	—	—	518	0.1
One-time tax benefit	—	—	(4,313)	(1.1)	—	—	(4,313)	(0.3)
Net (loss) income attributable to The Finish Line, Inc., Non-GAAP	$(21,724)	(5.7)%	$(933)	(0.2)%	$18,169	1.4%	$39,259	3.1%

Reconciliation of Diluted (Loss) Earnings Per Share Attributable to The Finish Line, Inc. Shareholders, GAAP to
Diluted (Loss) Earnings Per Share Attributable to The Finish Line, Inc. Shareholders, Non-GAAP (Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	November 28, 2015	November 29, 2014	November 28, 2015	November 29, 2014
Diluted (loss) earnings per share attributable to The Finish Line, Inc. shareholders, GAAP	$(0.49)	$0.05	$0.39	$0.85
Impairment charges and store closing costs, net of income taxes and redeemable noncontrolling interest	—	0.01	0.01	0.04
Employee resignation costs, net of income taxes	—	0.01	—	0.01
One-time tax benefit	—	(0.09)	—	(0.09)
Diluted (loss) earnings per share attributable to The Finish Line, Inc. shareholders, Non-GAAP	$(0.49)	$(0.02)	$0.40	$0.81
 Note: See Disclosure Regarding Non-GAAP Measures above.

Media Contact:	Investor Contact:
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